EXHIBIT 10.177
AMENDMENT NO. 1
TO
HAMILTON BEACH/PROCTOR-SILEX, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)
     Hamilton Beach/Proctor-Silex, Inc. (the “Company”), hereby adopts this Amendment No. 1 to the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (As Amended and Restated as of January 1, 2005) (the “Plan”), effective as of January 1, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
Section 9(c) of the Plan is hereby amended in its entirety to read as follows:
“(c) Deferral Option. Prior to the date described in Subsection (b) of this Section, subject to the rules and procedures specified in the Guidelines, a Participant who is a citizen or resident of the United States may make an irrevocable election to defer receipt of all or a part of a Pre-2005 Award granted to him for a particular Award Year for a period not to exceed ten (10) years from the Grant Date of such Pre-2005 Award. A separate deferral election may be made with respect to each Pre-2005 Award granted under the Plan. The Pre-2005 Awards that are subject to such a deferral election shall continue to be subject to the terms and conditions of this Plan and shall continue to be valued in accordance with the terms of the Plan until the date of payment. Deferred Pre-2005 Awards payable to an active employee under this Plan shall be paid to the Participant as soon as practicable following the payment date previously elected by the Participant and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such payment date. Notwithstanding the foregoing, any deferral election hereunder shall automatically terminate (and shall be of no further effect) upon a Participant’s termination of employment with the Company for any reason (including death or disability) and payment of all such deferred Pre-2005 Awards shall be made as soon as practicable following the date of the Participant’s termination of employment, based on the Book Value as of the Quarter Date coincident with or immediately preceding such termination date.”
Section 2
Section 10(c) of the Plan is hereby amended in its entirety to read as follows:
     “(c) Deferral Option. A Participant may make an irrevocable election to defer receipt of 100% of a Post-2004 Award granted to him for a particular Award Year. A separate deferral election may be made with respect to each Post-2004 Award granted under the Plan. Such a deferral election must be made, in writing, on a form approved by the Committee and (i) will not be valid unless the election is made at least 12 months prior to the Maturity Date of the Award and (ii) will not be given effect until at least 12 months after the date on which such election is made. If a valid and timely deferral election is made with respect to a Post-2004 Award, the payment of such Award will automatically be deferred until the 10th anniversary of the Grant Date of such Award. Awards that are deferred until the 10th anniversary of the Grant Date for Participants who are employed on such date shall be paid as soon as practicable thereafter in the form of a single, lump-sum payment and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such date. Notwithstanding the foregoing, a Participant who has made a valid deferral election under this Section 10(c) and who dies or incurs a Termination of Employment due to Disability prior to the 10th anniversary of the Grant Date shall receive payment for all such deferred Awards as soon as practicable following the date of such death or Termination of Employment due to Disability, based on the Book Value as of the Quarter Date coincident with or immediately preceding such date. The following rules shall apply to a Participant who has made a valid deferral election under this Section 10(c) and who incurs a Termination of Employment for reasons other than death or Disability (including Retirement) prior to the 10th anniversary of the Grant Date. Such a Participant may not receive payment for such deferred Awards until the 10th anniversary of the Grant Date. The Awards for Participants whose Termination of Employment is on account of Retirement shall continue to be valued in accordance with the terms of the Plan until the date of payment. The Awards for Participants who incur a Termination of Employment for reasons other than death, Disability or Retirement shall be valued based on the Book Value as of the Quarter Date coincident with or immediately preceding the date of such Termination of Employment (despite the fact that such amounts are not paid until the 10th anniversary of the Grant Date).”
     EXECUTED this 6th day of December, 2006.

HAMILTON BEACH/PROCTOR-SILEX, INC.
By:	/s/ Charles Bittenbender
Title: Assistant Secretary

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